SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2002

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-28238 (Commission file number)	54-1521616 (IRS Employer Identification No.)

Post Office Box 3618, Carefree, Arizona 85377
7439 East Ridgecrest Road, Cave Creek, Arizona 85331
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (480) 575-6972

___________________________________________________

(Former name or former address, if changed since last report)

ITEM 4:       CHANGE IN REGISTRANT'S INDEPENDENT PUBLIC ACCOUNTANTS

       Effective August 26, 2002, the Company's Board of Directors approved the dismissal of the Company's independent accountant and a change in the Company's independent accountant. The independent accountant who was dismissed and had been previously engaged as the principal accountant to audit the Company's financial statements was Hein + Associates LLP. Hein + Associates LLP's reports covered the years ended December 31, 2001, 2000, 1999 and 1998. The financial statements of the Company for the periods reported on by Hein + Associates LLP did not contain any adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report of Hein + Associates LLP dated March 5, 1999 covering the financial statements for the fiscal year ended December 31, 1998 contained a going concern modification. In connection with the audits of the Company's financial statements for the fiscal years ended December 31, 2001, 2000, 1999 and 1998, and in connection with the subsequent interim period up to the date of dismissal, there were no disagreements with Hein + Associates LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Hein + Associates LLP, would have caused Hein + Associates LLP to make reference to the matter in their report. Hein + Associates LLP has not reported on financial statements for any subsequent interim periods after December 31, 2001.

       The Company has retained the accounting firm of Schumacher and Associates, Inc. to serve as the Company's independent accountant to audit the Company's financial statements. Prior to its engagement as the Company's independent accountant, Schumacher and Associates, Inc. had not been consulted by the Company either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's financial statements or on any matter that was the subject of any prior disagreement between the Company and its previous certifying accountant. The engagement of Schumacher and Associates, Inc. was effective on August 26, 2002.

       The Company has requested that Hein + Associates LLP furnish it with a letter addressed to the Commission stating whether it agrees with the above statements.

ITEM 7:       EXHIBITS
(a)	Exhibit
Item	Title
18.0

Pursuant to Item 304(a)(3) of Regulation S-B, Section 228.304(a)(3) of the Regulations under the Securities Exchange Act of 1934, as amended, the Registrant herewith files the letter of Hein + Associates LLP, former accountants to the Company.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

Date: August 30, 2002	By: /s/ J. Andrew Moorer J. Andrew Moorer, President